                                                                    EXHIBIT 99.1


[QLT LOGO]


        QLT Inc.    887 Great Northern Way              t 604.707.7000
                    Vancouver, BC Canada V5T 4T5        f 604.707.7001
                                                        www.qltinc.com

news release


             QLT ANNOUNCES Q2 RESULTS FOR 2003 AND UPDATES GUIDANCE

              RECORD SALES OF VISUDYNE AND EPS ABOVE EXPECTATIONS


FOR IMMEDIATE RELEASE                                              JULY 23, 2003

VANCOUVER, CANADA--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the second quarter ended June 30, 2003, and updated guidance for 2003. Unless specified otherwise, all amounts are in U.S. dollars and reported under U.S. GAAP.

Q2 2003 VISUDYNE(R) SALES

For the three months ended June 30, 2003, Visudyne(R) sales were $89.2 million. This represents an increase of 25% over sales in the second quarter of 2002. Visudyne sales in the U.S. for the quarter were $45.2 million, representing 51% of total sales for the quarter. This represents an increase of 6% over U.S. sales in the second quarter of 2002. The remaining $44 million sales in the rest of the world are up 54% over the same period last year.

Q2 2003 EARNINGS PER SHARE (EPS)

EPS in the second quarter of 2003 was $0.16, up $0.10 from the prior year's second quarter and compares to First Call Analysts' consensus estimate of $0.11 for the quarter. The increase was mainly due to the strong Visudyne sales performance and increased profit share from the Visudyne alliance.

2003 ANNUAL GUIDANCE

Based on the strong Visudyne sales results in the first half of 2003, the company is updating its Visudyne sales guidance from $320-$335 million to $335-$350 million, or top-line growth over 2002 of 17% to 22%. The company has also updated its EPS guidance for 2003 to $0.50 to $0.60 or growth over 2002 EPS, before special charges, of approximately 60% to 90%. This update in EPS guidance reflects the new top-line sales guidance and incorporates the shift in timing and priorities of our development pipeline.

"We are very pleased with the strong growth in Visudyne sales generated by the alliance and look forward to the continued strong performance," said Paul Hastings, President and Chief Executive Officer. "We are committed to setting realistic expectations for the business and meeting those expectations while maximizing Visudyne and continuing to build a strong proprietary pipeline for our long-term success."

Q2 RESULTS

REVENUES

The company's revenues reached $36 million in the second quarter, growing by 46% from the second quarter of 2002. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) from the QLT/Novartis alliance for the second quarter came in ahead of guidance at 31% of Visudyne sales. The company has revised its forecast of its share of profit from the alliance from 28%-30% to 29%-30% of total Visudyne sales for 2003.

RESEARCH AND DEVELOPMENT (R&D)

Expenditures for R&D $12 million were 16% higher in the second quarter compared to the same period in 2002. The increase is due mainly to tariquidar development and unfavorable foreign exchange impact.

SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

For the second quarter of 2003, SG&A expenditures were $3.4 million representing a decrease of $1.5 million or 30% over the second quarter of 2002. The decrease was a result of lower consulting and legal fees, improved inventory absorption effects, reduced staffing and relocation costs.

CASH

The company's cash reserves rose from $232.4 million to $268.5 million during the second quarter of 2003.

CLINICAL UPDATE

The Association for Research and Vision in Ophthalmology (ARVO) conference took place during the second quarter. Highlights from the conference included positive one-year data from the Visudyne Phase II trial in minimally classic age-related macular degeneration (AMD) along with several other presentations and posters on Visudyne. Based on this positive data, QLT and Novartis plan to start a Phase III clinical trial for minimally classic during the third quarter of 2003.

Results from the Phase III early retreatment (VER) trial will be available in the fourth quarter of this year and we expect to complete patient enrollment for the Phase III Visudyne in Occult (VIO) trial in the third quarter of 2003. The Phase I/II diabetic macular edema (DME) trial results showed no safety issues in treating patients with DME but no significant benefit in visual acuity results with Visudyne. Therefore, we do not plan to pursue further studies with Visudyne in this indication. Discussions are ongoing with the Japanese health authorities and timing is still on track for Visudyne approval in Japan before the end of the year.

In May, QLT discontinued the Phase III tariquidar trials in non-small cell lung cancer following the recommendation of the Independent Data Safety Monitoring Committee. Enrollment in the Phase II refractory breast cancer study has now been sufficiently completed at 17 patients with preliminary data on 11 patients presented at this year's American Society of Clinical Oncology (ASCO) meeting as a poster. The preliminary data showed that reversal of resistance was achieved in only one patient. QLT will not be enrolling new patients in the breast cancer trial and has no specific plans on the clinical development of this product at this time as the analysis of P-glycoprotein expression in the lung cancer studies is still pending.

QLT has negotiated with its partner Novartis for a return of all rights associated with the use of verteporfin in multiple basal cell carcinoma (MBCC). In exchange for the return of rights, QLT will assume total development and commercialization control of this opportunity. With the Alliance focused strictly on Visudyne in ocular disease, QLT will be able to capitalize on a potential commercial opportunity with this proprietary phase III program. The MBCC program is currently in Phase III clinical trials with an expected launch in 2007.

All QLT0074 initiatives are on-track. QLT expects to start enrolling patients in the third quarter of 2003 for the Phase IIb androgenetic alopecia trials and the Phase I/II benign prostatic hyperplasia trial has been initiated and is currently enrolling patients.

QLT is actively pursuing opportunities with a clearly defined strategy to help strengthen the development and commercial pipeline.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 70 countries with extended approvals in over 50 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with the Ophthalmics Business Unit of Novartis Pharma AG, and reimbursement for manufacturing and other costs.

QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com

QLT INC.--FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)


                                                                           THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                                JUNE 30,                          JUNE 30,
                                                                        ----------------------         -------------------------
(In thousands of United States dollars, except per share                  2003          2002             2003             2002
information)                                                            --------      --------         --------         --------
(Unaudited)
REVENUES
  Revenue from Visudyne(R)                                              $ 35,164      $ 23,384         $ 66,609         $ 45,802
  Contract research and development                                          845         1,272            2,371            2,996
                                                                        --------      --------         --------         --------
                                                                          36,009        24,656           68,980           48,798
                                                                        --------      --------         --------         --------
COSTS AND EXPENSES
  Cost of sales                                                            6,058         3,562           11,470            8,553
  Research and development                                                12,087        10,390           22,962           18,870
  Selling, general and administrative                                      3,432         4,899            6,465            8,979
  Depreciation                                                               715           796            1,441            1,501
  Restructuring                                                             (394)            -             (394)               -
                                                                        --------      --------         --------         --------
                                                                          21,898        19,647           41,944           37,903
                                                                        --------      --------         --------         --------
OPERATING INCOME                                                          14,111         5,009           27,036           10,895

INVESTMENT AND OTHER INCOME
  Net foreign exchange gains                                                 381           373            2,914              433
  Interest income                                                          2,045         1,069            3,644            1,935
  Equity loss in NSQ                                                           -          (256)               -            (279)
  Other                                                                        -           202                -              202
                                                                        --------      --------         --------         --------
                                                                           2,426         1,388            6,558            2,291
                                                                        --------      --------         --------         --------
INCOME BEFORE INCOME TAXES                                              $ 16,537         6,397         $ 33,594         $ 13,186
                                                                        --------      --------         --------         --------
PROVISION FOR INCOME TAXES                                                (5,378)       (2,273)         (10,896)          (4,669)
                                                                        ========      ========         ========         ========
NET INCOME                                                              $ 11,159         4,124         $ 22,698         $  8,517
                                                                        ========      ========         ========         ========
NET INCOME PER COMMON SHARE
  Basic                                                                 $   0.16      $   0.06         $   0.33         $   0.12
  Diluted                                                               $   0.16      $   0.06         $   0.33         $   0.12
                                                                        --------      --------         --------         --------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (IN
THOUSANDS)
  Basic                                                                   68,705        68,204           68,611           68,153
  Diluted                                                                 68,933        68,519           68,737           68,555
                                                                        --------      --------         --------         --------







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

QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                                                  JUNE 30,                      December 31,
(In thousands of United States dollars)                                             2003                           2002
                                                                                  --------                      -----------
ASSETS                                                                           (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                                                       $171,861                        $128,138
  Short-term investment securities                                                  96,657                          79,797
  Accounts receivable                                                               32,512                          30,186
  Inventories                                                                       40,439                          35,892
  Current portion of deferred income tax assets                                     14,864                          17,092
  Other                                                                              8,500                           1,318
                                                                                  --------                        --------
                                                                                   364,833                         292,423
                                                                                  --------                        --------
LONG-TERM INVESTMENTS AND ADVANCES                                                   4,173                           4,170
PROPERTY AND EQUIPMENT                                                              40,066                          35,281
DEFERRED INCOME TAX ASSETS                                                           9,660                          13,966
                                                                                  --------                        --------
                                                                                  $418,732                        $345,841
                                                                                  ========                        ========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                                                $  7,141                        $  9,960
  Accrued restructuring charge                                                         442                           2,631
  Other accrued liabilities                                                          7,859                           7,027
  Deferred revenue                                                                  10,002                          12,678
                                                                                  --------                        --------
                                                                                    25,444                          32,296
                                                                                  --------                        --------
SHAREHOLDERS' EQUITY
COMMON SHARES                                                                      394,367                         391,716
ACCUMULATED DEFICIT                                                                (30,202)                        (52,901)
ACCUMULATED OTHER COMPREHENSIVE INCOME                                              29,123                         (25,270)
                                                                                  --------                        --------
                                                                                   393,288                         313,545
                                                                                  --------                        --------
                                                                                  $418,732                        $345,841
                                                                                  ========                        ========


As at June 30, 2003, there were 68,753,281 issued and outstanding common shares and 7,646,331 outstanding options to purchase common shares.

QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                                THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                      JUNE 30,                     JUNE 30,

(In thousands of United States dollars)                                          2003         2002           2003          2002
                                                                              --------     --------        --------      --------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                             $ 11,159     $  4,124        $ 22,698      $  8,517
       Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                                           715          796           1,441         1,501
            Unrealized foreign exchange loss                                     1,401          912           2,099           898
            Deferred income tax assets                                           5,378        2,273          10,896         4,669
            Restructuring                                                         (394)           -            (394)            -
            Equity loss in NSQ                                                       -          256               -           279
       Changes in non-cash operating assets and liabilities
            Accounts receivable and other assets                                (2,858)      (1,954)         (4,846)        1,664
            Inventories                                                            326        1,160           1,367           441
            Accounts payable                                                      (953)        (625)         (2,322)       (3,703)
            Accrued restructuring charge                                          (286)           -          (2,005)            -
            Other accrued liabilities                                            3,645       (2,484)            (16)       (3,818)
            Deferred revenue                                                    (4,088)       1,426          (4,598)        5,601
                                                                              --------     --------        --------      --------
                                                                                14,045        5,884          24,320        16,049
                                                                              --------     --------        --------      --------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
       Short-term investment securities                                         18,357       98,627          (1,692)       53,236
       Purchase of property and equipment                                         (250)        (273)         (2,212)         (967)
                                                                              --------     --------        --------      --------
                                                                                18,107       98,354          (3,904)       52,269
                                                                              --------     --------        --------      --------
CASH PROVIDED BY FINANCING ACTIVITIES
       Issuance of common shares                                                 1,635          744           2,640         2,556
                                                                              --------     --------        --------      --------
                                                                                 1,635          744           2,640         2,556
                                                                              --------     --------        --------      --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                    11,918        4,005          20,667         3,845
                                                                              --------     --------        --------      --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                       45,705      108,987          43,723        74,719
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 126,156       35,395         128,138        69,663
                                                                              --------     --------        --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $171,861     $144,382        $171,861      $144,382
                                                                              ========     ========        ========      ========

QLT Inc. will hold an analyst and institutional investor conference call to discuss second quarter results on Wednesday, July 23rd at 8:30 a.m. EDT (5:30 a.m. PDT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at
(416) 695-5800, access code 1455430.


                                      -30-



QLT CONTACTS:

QLT Inc.:                                              Media Contact:
---------                                              --------------
Vancouver, Canada                                      Tamara Hicks
Therese Hayes                                          Telephone: (604) 788-5144
Telephone: (604) 707-7000  Fax: (604) 707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."


Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to anticipated levels of sales of Visudyne(R), estimates of QLT's share of 2003 Visudyne net profits and net income, estimates of QLT's 2003 EPS (both GAAP and Operating EPS), opportunities to expand the market for Visudyne and to commercialise verteporfin in MBCC, progress of QLT's clinical development programs (including the timing for enrolment or completion), the attainment and timing of regulatory approval for Visudyne in Japan, opportunities for growth beyond the Visudyne franchise and QLT's ability to manage operations and cost structures appropriately. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful or regulatory approvals not obtained, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.


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